                                                                     EXHIBIT 3.9
================================================================================


                                   AGREEMENT

                             OF LIMITED PARTNERSHIP

                                       OF

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.



                         Dated as of September 29, 1995


================================================================================

                               Table of Contents

                                                                            Page
Article I
     Formation of the Partnership........................................   1
     ----------------------------
     1.1  Formation......................................................   1
     1.2  Partnership Name...............................................   1
     1.3  Purpose........................................................   1
     1.4  Place of Business..............................................   2
     1.5  Registered Office and Registered Agent.........................   2
     1.6  Term...........................................................   2
     1.7  Partnership Powers.............................................   2

Article II
     Capital.............................................................   3
     2.1  Capital Contributions..........................................   3
     2.2  Additional Capital.............................................   4
     2.3  Liability, etc.................................................   4
     2.4  Withdrawal of Capital..........................................   4
     2.5  Priority.......................................................   4
     2.6  Capital Accounts...............................................   4
     2.7  Adjustments....................................................   5

Article III
     Accounting, Distributions and Taxes.................................   5
     3.1  Allocations of Net Profits and Net Losses......................   5
     3.2  Qualified Income Offsets, Restorative Allocations..............   7
     3.3  Partnership Minimum Gain.......................................   7
     3.4  Minimum Gain Attributable to Partner Nonrecourse Debt..........   7
     3.5  Nonrecourse Deductions.........................................   8
     3.6  Partner Nonrecourse Deductions.................................   8
     3.7  Section 754 Adjustments........................................   8

     3.8  Tax Allocations; Section 704(c)................................   8
     3.9  Distributions..................................................   9
     3.10  Accounting Method.............................................  10
     3.11  Certain Federal Income Tax Matters............................  10
     3.12  Election under Section 754....................................  10
     3.13  Tax Withholdings..............................................  10

Article IV
     General Partners....................................................  11
     4.1  Management.....................................................  11
     4.2  Vote of General Partners.......................................  11
     4.3  Reliance on Authority of General Partners......................  11
     4.4  Interested Party Contracts.....................................  11
     4.5  Expenditures By General Partners...............................  12
     4.6  Other Relationships............................................  12
     4.7  Proscriptions..................................................  12
     4.8  Bank Accounts..................................................  12

Article V
     Restrictions Regarding Transfer, Substitution, etc..................  13
     5.1  Transfer of Interests or Resignations or
           Withdrawals by General Partners...............................  13
     5.2  Substitution of General Partners...............................  13
     5.3  Transfer of Interests by Limited Partners......................  13
     5.4  Substitution of Limited Partners...............................  13

Article VI
     Initial Public Offering.............................................  14

Article VII
     Indemnification.....................................................  14
     7.1  Exculpatory Provisions.........................................  14
     7.2  Indemnification of General Partners............................  14
     7.3  Advance of Expenses............................................  15
     7.4  Non-Exclusivity................................................  15

     7.5  Satisfaction from Partnership Assets...........................  15
     7.6  Notices of Claims, etc.........................................  15
     7.7  Exculpation and Indemnification of Manager.....................  16

Article VIII
     Dissolution and Liquidation.........................................  16
     8.1  Events of Dissolution; Accounting..............................  16
     8.2  Liquidating Trustee............................................  16
     8.3  Distribution in Liquidation....................................  17

Article IX
     Power of Attorney...................................................  18

Article X
     Construction........................................................  18
     10.1  Headings......................................................  18
     10.2  Notices.......................................................  18
     10.3  Governing Law.................................................  20
     10.4  Entire Understanding and Amendment............................  20
     10.5  Miscellaneous.................................................  20

Article XI
     Definitions.........................................................  21

SCHEDULE A --  Partners, Capital Contributions and Capital Accounts

                       AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.


          AGREEMENT OF LIMITED PARTNERSHIP, dated as of September 29, 1995, among CCA Acquisition Corp., a Delaware corporation ("CAC"), and CCT Holdings Corp., a Delaware corporation ("CCT"), as general partners (which entities, together with any other entities who, in accordance with the terms hereof, may be admitted hereafter as general partners, are herein collectively referred to as the "General Partners"), and the entities identified as limited partners in Schedule A hereto, as limited partners (which entities, together with any other entities who, in accordance with the terms hereof, may be admitted hereafter as limited partners, are herein collectively referred to as the "Limited Partners").

          Capitalized terms used herein without definition are defined in
Article XI.


                                    Article I
                                   ----------

                          Formation of the Partnership
                          ----------------------------

          1.1  Formation.  The parties to this Agreement hereby form a limited
               ---------
partnership (the "Partnership") pursuant to and in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the "Act"). The Certificate of Limited Partnership of the Partnership was filed with the Secretary of State of the State of Delaware on April 20, 1995.

          1.2  Partnership Name.  The name of the Partnership shall be Charter
               ----------------
Communications Entertainment, L.P.

          1.3  Purpose.  The purpose of the Partnership is, directly or
               -------
indirectly, to acquire, finance, franchise, construct, develop, own, alter, repair, maintain, promote, program, operate, manage, lease, sell, exchange or otherwise dispose of cable television systems and to engage in such activities as the General Partners, subject to the terms set forth herein, deem necessary, advisable or incidental to the foregoing.

          1.4  Place of Business.  The principal place of business of the
               -----------------
Partnership shall be c/o Charter Communications, Inc., 12444 Powerscourt Drive, Suite 400, St. Louis, Missouri 63131, or such other place or places as may be designated at any time and from time to time by the General Partners. The General Partners will inform the Limited Partners of any change in the principal office of the Partnership.

          1.5  Registered Office and Registered Agent.  The registered office of
               --------------------------------------
the Partnership in the State of Delaware shall be c/o The Corporation Trust Company, Corporation Trust Company Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such address is The Corporation Trust Company.

          1.6  Term.  Unless sooner terminated by the unanimous consent of the
               ----
General Partners, the Partnership shall continue until the earliest to occur of:

          (a) The assignment for the benefit of creditors by a General Partner, appointment of a receiver for or adjudication of bankruptcy of a General Partner which appointment or order remains unstayed for more than 90 days, or seizure by a judgment creditor of a General Partner's interest in the Partnership;

          (b) The sale, exchange or involuntary conversion of all, or substantially all, of the assets of the Partnership;

          (c) The resignation or withdrawal of the last remaining General Partner; or

          (d)  December 31, 2055.

          1.7  Partnership Powers.  In furtherance of the Partnership's purpose
               ------------------
specified in Section 1.3, the Partnership shall have all of the powers available to it as a limited partnership under the laws of the State of Delaware, including, without limitation, the power to engage in all activities and transactions necessary or advisable to carry out the Partnership's purpose. The General Partners are authorized to exercise all such powers in the name and on behalf of the Partnership, including, without limitation, the authority:

          (a) to invest in any other entity and to sell, transfer, assign, convey, exchange or otherwise dispose of any or all of the properties or assets of the Partnership or its Subsidiaries for cash, stock, securities or any combination thereof on such terms and conditions as may, at any time and from time to time, be determined by the unanimous consent of the General Partners;

          (b) (i) to enter into any instruments or agreements constituting
               -
     Indebtedness; (ii) to apply the proceeds of any borrowings under any
                    --
     instruments or agreements evidencing or creating any Indebtedness in such manner and for such purposes as any General Partner shall determine; (iii)
                                                                           ---
     to grant security interests in assets of the Partnership or its Subsidiaries to secure the obligations of the Partnership, CAC, CCT, CCA Holdings Corp., Cencom Cable Entertainment, Inc. or the Subsidiaries with respect to any Indebtedness; and (iv) to guarantee the obligations
                                       --
     of the Partnership, CAC, CCT or the Subsidiaries with respect to any Indebtedness;

          (c) to enter into, deliver, perform and carry out contracts and agreements of every kind necessary or incidental to the Partnership's purpose;

          (d) to open, maintain, and close bank accounts and draw checks or other orders for the payment of money; and

          (e) to take or perform such acts and to execute such agreements, certificates, documents and instruments necessary or advisable to carry out the Partnership's purpose.


                                   Article II
                                   ----------

                                    Capital
                                    -------

          2.1  Capital Contributions.  As of the date of this Agreement, each
               ---------------------
Partner shall have contributed or caused to be contributed to the capital of the Partnership property having an agreed upon value equal to the amount set forth opposite such Partner's name on Schedule A hereto.

          2.2  Additional Capital.  No additional capital contributions or
               ------------------
assessments therefor beyond the amounts provided for in Section 2.1 shall be required from any Partner. No additional capital contribution will be accepted from any person (including the Partners) except for capital contributions approved by the unanimous consent of the General Partners. Upon the making of any additional capital contribution by any Partner, the General Partner shall amend Schedule A to reflect the capital contribution of such Partner.

          2.3  Liability, etc.  The Limited Partners shall not have any personal
               --------------
liability with respect to the liabili-
ties or the obligations of the Partnership. The Partners shall not be required to lend funds to the Partnership for any purpose. The Limited Partners, in their capacity as such, shall not (a) take part in the management of the business of the Partnership, except to the extent provided herein and as permitted under the Act, (b) transact any business for the Partnership or (c) have the power to sign for or to bind the Partnership.

          2.4  Withdrawal of Capital.  No Partner shall be entitled to the
               ---------------------
return of such Partner's capital contribution except by reason of the distribution to such Partner of cash or other property pursuant to Section 3.9 or 8.3 or upon the unanimous written consent of the General Partners. No Partner shall have the right to receive a distribution of property other than cash from the Partnership.

          2.5  Priority.  Except as expressly otherwise provided herein, there
               --------
shall be no priority of one or more of the Partners over the other Partners as to return of contributions, withdrawals or distributions of cash or other property.

          2.6  Capital Accounts.  There shall be established and maintained for
               ----------------
each Partner on the books of the Partnership a capital account (each, a "Capital Account"), which shall be comprised of two subaccounts, an Ordinary Capital Account and a Preferred Capital Account. The opening balance in each Partner's Capital Account shall be as shown in Schedule A hereto. Whenever this Agreement refers to the balance in a Partner's Capital Account, such reference shall mean the sum of the balances of such Partner's Ordinary Capital Account and Preferred Capital Account.

          2.7  Adjustments.  (a)  As of each Adjustment Date, the balance of
               -----------
each Ordinary Capital Account shall be adjusted by (i) increasing such balance
                                                    -  ----------
by such Partner's (x) allocable share of Net Profits (allocated in accordance
                   -
with Section 3.1) and (y) the amount of money or the fair
                       -
market value of any property contributed to the Partnership by such Partner (net of any liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code) and (ii)
                                                                            --
decreasing such balance by (x) the amount of cash or the fair market value of
----------                  -
property distributed or deemed distributed to such Partner pursuant to Sections
3.9 (other than Sections 3.9(b)(i) or (ii)) and 8.3 (net of any liabilities secured by such distributed property that the distributee Partner is considered to assume or take subject to under Section 752 of the Code) and (y) such
                                                                 -
Partner's allocable share of Net Losses (allocated in accordance with Section 3.1). Each Partner's Capital Account shall be further adjusted with respect to any special allocations pursuant to Sections 3.2 through 3.7.

          (b) As of each Adjustment Date, the balance of each Preferred Capital Account shall be adjusted by (i) increasing such balance by any Preferred Return
                              -  ----------
during the relevant Fiscal Period and (ii) decreasing such balance by any
                                       --  ----------
payments made pursuant to Section 3.9(b)(i) or (ii) during the relevant Fiscal Period. Such increase shall and any related payment pursuant to Section 3.9(b)(i) or (ii) shall be treated for all purposes of this Agreement as a payment described in Section 707(c) of the Code.

          (c) Any question with respect to a Partner's Capital Account shall be resolved by the General Partners, collectively, in good faith and in their reasonably exercised discretion, applying principles consistent with this Agreement. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.


                                  Article III
                                  -----------

                      Accounting, Distributions and Taxes
                      -----------------------------------

          3.1  Allocations of Net Profits and Net Losses. (a)  The Net Profit
               -----------------------------------------
and Net Loss of the Partnership, including each item of income, gain, loss, credit and deduction, shall be allocated with respect to each Fiscal Year as of the end of such Fiscal Year.

          (b) Net Profit and Net Loss of the Partnership shall be allocated among the Partners so as to reduce, proportionately, in the case of a Net Profit, the difference between their respective Target Capital Accounts and Partially Adjusted Capital Accounts and, in the case of a Net Loss, the difference between their respective Partially Adjusted Capital Accounts and Target Capital Accounts as of the end of such Fiscal Year. No portion of Net Profit or Net Loss for any Fiscal Year shall be allocated to a Partner, in the case of a Net Profit, whose Partially Adjusted Capital Account is greater than or equal to its Target Capital Account or, in the case of a Net Loss, whose Target Capital Account is greater than or equal to its Partially Adjusted Capital Account for such Fiscal Year.

          (c)  If (i) the Partnership has a Net Profit for any Fiscal Year
                   -
(determined prior to giving effect to this Section 3.1(c)) and, notwithstanding the application of Section 3.1(b), the balance of any Partner's Partially Adjusted Capital Account is greater than the balance of its Target Capital Account, then the Partner with such excess balance shall be specially allocated items of Partnership expense or loss (to the extent available) equal to the difference between its Partially Adjusted Capital Account and its Target
Capital Account; (ii) the Partnership has a Net Loss for any Fiscal Year
                  --
(determined prior to giving effect to this Section 3.1(c)) and, notwithstanding the application of Section 3.1(b), the balance of any Partner's Partially Adjusted Capital Account is less than the balance of its Target Capital Account, then the Partner with such deficient balance shall be specially allocated items of Partnership income or gain for such Fiscal Year (to the extent available) equal to the difference between its Partially Adjusted Capital Account and its Target Capital Account; and (iii) the Part
                             ---
nership has neither a Net Profit nor a Net Loss for any Fiscal Year (determined prior to giving effect to this Section 3.1(c)) and, notwithstanding the application of Section 3.1(b), the balance of any Partner's Partially Adjusted Capital Account differs from the balance of its Target Capital Account, then the Partner with an excess or deficient balance, as the case may be, shall be specially allocated items of Partnership expense or loss or income or gain, as the case may be, for such Fiscal Year (to the extent available) equal to the difference between its Partially Adjusted Capital Account and its Target Capital Account.

          3.2  Qualified Income Offsets, Restorative Allocations.  (a)  If (i)
               --------------------------------------------------           -
any Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) and (ii) such adjustment, allocation or distribution causes or increases a
     --
deficit in such Partner's Adjusted Capital Account as of the end of the Fiscal Period to which such adjustment, allocation or distribution relates (a "Deficit"), then items of gross income for such Fiscal Period and each subsequent Fiscal Period shall be specifically allocated to each such Partner pro rata in proportion to its Deficits in an amount and manner sufficient to
--- ----
eliminate, to the extent required by the Treasury Regulations, such Deficit as quickly as possible, provided that an allocation pursuant to this Section 3.2
                     --------
shall be made only if and to the extent that such Partner would have a Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.2 were not in this Agreement.

          (b) Any special allocations of items of income or gain pursuant to this Section 3.2 shall be taken into account in computing subsequent allocations pursuant to this Agreement, so that the net amount for any item so allocated and all other items allocated to each Partner pursuant to this Agreement shall be equal, to the extent possible, to the net amount that would have been allocated to each Part-ner pursuant to the provisions of this Agreement if such special allocations had not occurred.

          3.3  Partnership Minimum Gain.  Except as otherwise provided in
               ------------------------
Treasury Regulations Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during any Partnership Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations
Section 1.704-2(g). This Section 3.3 is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          3.4  Minimum Gain Attributable to Partner Nonrecourse Debt.  Except as
               -----------------------------------------------------
otherwise provided in Treasury Regulations Section 1.704-2(i), if there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any Partnership Fiscal Year, each Partner with a share of Minimum Gain Attributable to Partner Nonrecourse Debt shall be specially allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to the portion of such Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). This Section 3.4 is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          3.5  Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal
               ----------------------
Year shall be allocated to the Partners in the same ratios that Net Profits are allocated for the Fiscal Year in accordance with Treasury Regulations Section 1.704-2(b)(1).

          3.6  Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions
               ------------------------------
for any Fiscal Year shall be allocated 100% to the Partner that bears the economic risk of loss (as defined in Treasury Regulations Section 1.704-2(b)) with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Partner bears the economic risk of loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such economic risk of loss.

          3.7  Section 754 Adjustments.  To the extent an adjustment to the
               -----------------------
adjusted basis of any Partnership asset pursuant to Section 734(b) of the Code or Section 743(c) of the Code is required, pursuant to Treasury Regulations
Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Adjusted Capital Accounts are required to be adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

          3.8  Tax Allocations; Section 704(c).  (a)  Except as provided in
               -------------------------------
subsection (b) below, the income, gains, losses, credits and deductions recognized by the Partnership shall be allocated among the Partners, for U.S. federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item affects the balances in the Partners' Capital Accounts.

          (b) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value as determined by the General Partners.

          3.9  Distributions.  The General Partners may from time to time by
               -------------
unanimous consent declare distributions of cash or other Partnership property. Such distributions shall be made or applied as follows:

          (a) First, all distributions received from the Subsidiaries for Permitted Expenses shall be distributed in a manner designed to permit payment of such expenses.

          (b)  Following the Partnership's distribution of amounts pursuant to
Section 3.9(a) above, the Partnership shall make all other distributions in the following order of priority:

          (i) to the extent that each of CAC, Cencom Cable and CCT has a positive balance in its Preferred Capital Account, (x) amounts distributed
                                                         -
     to the Partnership by CCE I, L.P., to the extent not previously applied pursuant to subsection (a) above, shall be distributed to CAC and Cencom Cable to the extent of, and pro rata in accordance with, the positive balances in their respective Preferred Capital Accounts and (y) amounts
                                                                  -
     distributed to the Partnership by CCE II, L.P., to the extent not previously applied pursuant to subsection (a) above, shall be distributed to CCT to the extent of the positive balance in its Preferred Capital Account;

         (ii) to the extent that any Partner has a positive balance in its Preferred Capital Account, to any such Partner having a positive balance in its Preferred Capital Account to the extent of, and pro rata in accordance with, such positive Preferred Capital Account balances;

        (iii) to the Partners until each such Partner shall have received amounts pursuant to this clause (iii) sufficient to place such Partner in the same position it would have been in had the preceding clause (i) or
     (ii) not been in this Agreement and pro rata among such Partners in accordance with their respective Percentage Interests; and

         (iv) thereafter, to the Partners in accordance with their Percentage Interests.

          3.10  Accounting Method. The books of account of the Partnership shall
                -----------------
be kept pursuant to the accrual method of accounting. Except to the extent required by law, the Partnership shall not change its accounting principles in a manner adverse to any Partner without the consent of such Partner.

          3.11  Certain Federal Income Tax Matters.  The Partners understand and
                ----------------------------------
intend that under the Code the Partnership constitutes a "limited partnership." CCT shall be the "tax matters partner" of the Partnership pursuant to Section 6231(a)(7) of the Code. Each Partner hereby consents to such designation and agrees that upon the request of CCT it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

          3.12  Election under Section 754.  The General Partners, on behalf of
                --------------------------
the Partnership, may in their sole discretion file an election under Section 754 of the Code in accordance with the procedures set forth in the applicable Treasury Regulations.

          3.13  Tax Withholdings. The Partnership shall at all times be entitled
                ----------------
to make payments with respect to any Partner in amounts required to discharge any legal obligation of the Partnership pursuant to any provision of the Code or any other tax provision or any provision enacted in
the future imposing a similar obligation on the Partnership to withhold or make payments to any governmental authority with respect to any U.S. federal, state and local tax liability of such Partner arising as a result of such Partner's interest in the Partnership. Each such payment shall be deemed to be a loan by the Partnership to such Partner and shall not be deemed to be a distribution. The amount of such payments made with respect to any Partner, plus interest at an annual rate equal to the interest rate publicly announced by Toronto Dominion (Texas), Inc. from time to time as its base rate on each such amount from the date of each such payment until such amount is repaid to the Partnership, shall be repaid to the Partnership by (i) deduction from the current or next
                                 -
succeeding distribution or distributions otherwise payable to such Partner pursuant to this Agreement or (ii) earlier payment of such amounts and interest
                               --
by the Partner to the Partnership.


                                   Article IV
                                  -----------

                                General Partners
                                ----------------

          4.1  Management.  The management and control of and the determination
               ----------
of policy with respect to the Partnership and its affairs shall be vested exclusively in the General Partners and in connection therewith the General Partners may exercise all of the powers and authority set forth in Section 1.7. Notwithstanding the foregoing, the General Partners may retain the Manager to manage the Partnership and its Subsidiaries and may delegate such powers and authority to the Manager and assign such duties to the Manager as the General Partners in their reasonable discretion deem necessary or advisable, such powers, authority and duties to be set forth, and limited in the manner set forth, in the Management Agreements.

          4.2  Vote of General Partners.  Unless expressly otherwise provided
               ------------------------
herein, whenever this Agreement shall provide for any action, decision, approval or consent to be taken, made or given by the General Partners, such action, decision, approval or consent may be taken, made or given by any General Partner.

          4.3  Reliance on Authority of General Partners. Nothing herein
               -----------------------------------------
contained shall impose any obligation on any person or firm doing business with the Partnership to inquire as to whether or not the General Partners have exceeded their authority in executing or causing to be executed any contract, lease, deed or other instrument on behalf of the Partnership, and any such third person shall be fully protected in relying upon such authority.

          4.4  Interested Party Contracts.  The General Partners may by
               --------------------------
unanimous consent cause the Partnership to enter into contracts and transactions with any of the General Partners or any of their respective affiliates, provided
                                                                        --------
that the terms of any such contract or transaction are entered into in good faith, and are fair and reasonable to the Partnership.

          4.5  Expenditures By General Partners.  The General Partners shall be
               --------------------------------
entitled to reimbursement by the Partnership for any reasonable expenditures incurred by the General Partners on behalf of the Partnership which are paid by or on behalf of the General Partners other than out of the funds of the Partnership. No General Partner shall be compensated for its services as a General Partner of the Partnership.

          4.6  Other Relationships.  Each General Partner shall devote so much
               -------------------
of its time to the business of the Partnership as in the judgment of such General Partner the conduct of the Partnership's business shall reasonably require. Any General Partner may engage in other business ventures of any nature and description independently or with others, and neither the Partnership nor any of the other Partners shall have any rights in and to such independent ventures or the income or profits derived therefrom. Except as otherwise specifically provided herein, nothing contained in this Agreement shall, or shall be deemed to, prohibit, restrict or limit in any manner any business or investment activities of either of the General Partners or any of their respective affiliates, including, without limitation, rendering any business, management or consulting advice to the Partnership or its Subsidiaries.

          4.7  Proscriptions.  Without the written consent of or ratification by
               -------------
90% or more of the Percentage Interests of the Limited Partners, the General Partners shall have no authority to do any act in contravention of this Agreement or of the Act.

          4.8  Bank Accounts.  All funds of the Partnership shall be deposited
               -------------
in the Partnership name in such bank account or accounts and in such bank or banks as shall be designated from time to time by the General Partners. All withdrawals therefrom shall be made upon the signature of a General Partner or of such other person or persons as the General Partners may from time to time designate. The Partnership's funds shall not be commingled with funds not belonging to the Partnership and shall be used only for the affairs or business of the Partnership as herein provided.


                                   Article V
                                  ----------

               Restrictions Regarding Transfer, Substitution, etc.
               ---------------------------------------------------

          5.1  Transfer of Interests or Resignations or Withdrawals by General
               ---------------------------------------------------------------
Partners.  Without the prior written consent of all of the other General
--------
Partners and a Majority in Interest, no General Partner may (a) sell, transfer,
                                                             -
assign, convey, or otherwise dispose of, all or a portion of its general partner interest in the Partnership or (b) resign or withdraw from the Partnership.
                                -

          5.2  Substitution of General Partners.  Without the prior written
               --------------------------------
consent of all of the other General Partners and a Majority in Interest, no General Partner may substitute a general partner in its stead. No party shall become an additional or substitute General Partner hereof unless and until it has executed such certificates and other documents and performed such acts as may be necessary in the judgment of the remaining General Partner(s) to constitute such party as a general partner, and to preserve the status of the Partnership as a limited partnership.

          5.3  Transfer of Interests by Limited Partners. Without the prior
               -----------------------------------------
written consent of all of the General Partners, which consent may be granted or withheld in their sole discretion, no Limited Partner may sell, transfer, assign, convey, or otherwise dispose of, all or a portion of its limited partner interest in the Partnership; provided, however, such consent will be granted for
                             --------  -------
any transfer by a Limited Partner of its entire limited partner interest to another Partner or to any successor in interest upon the sale or transfer of substantially all the assets of such Limited Partner, or the merger or consolidation of such Limited Partner with such successor.

          5.4  Substitution of Limited Partners.  Without the prior written
               --------------------------------
consent of all of the General Partners, which consent may be granted or withheld in their sole discretion, no Limited Partner may substitute a limited partner in its stead and no additional Limited Partners may be admitted to the Partnership. No party shall become an additional or substitute Limited Partner hereof unless and until it has executed such certificates and other documents and performed such acts as may be necessary to constitute such party as a limited partner, and to preserve the status of the Partnership as a limited partnership.


                                  Article VI
                                  ----------

                            Initial Public Offering
                            -----------------------

          In the event of a determination by the unanimous consent of the General Partners to cause a transfer of all or substantially all or substantially all of the assets of the partnership or the interests in the partnership to a corporation ("Newco") in anticipation of an initial public offering of the stock of such corporation (an "IPO"), each Partner shall take such steps to affect the IPO as may be requested by the General Partners, including, without limitation, transferring its interests in the Partnership to Newco in exchange for capital stock of Newco.


                                  Article VII
                                  -----------

                                Indemnification
                                ---------------

          7.1  Exculpatory Provisions.  None of the General Partners or any of
               ----------------------
their respective affiliates, or the partners, officers, directors, employees or control persons (as such term is defined in the Securities Act of 1933, as amended, and the rules and regulations thereunder) of such General Partner or affiliate (collectively, the "Indemnified Persons") shall be liable, directly or indirectly, to the Partnership or any Partner for any act or omission (in relation to the Partnership or this Agreement) taken or omitted by such Indemnified Person in good faith, provided that such act or omission did not
                                  --------
constitute gross negligence, fraud, willful violation of the law, willful violation of this Agreement or reckless disregard of the duties of such Indemnified Person.

          7.2  Indemnification of General Partners.  The Partnership shall, to
               -----------------------------------
the fullest extent permitted by applicable law, indemnify and hold harmless each Indemnified Person against all claims, liabilities and expenses of whatever nature ("Claims") relating to activities undertaken in connection with the Partnership, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel, accountants' and experts' and other fees, costs and expenses reasonably incurred in connection with the investigation, defense or disposition (including by settlement) of any action, suit or other proceeding, whether civil or criminal, before any court or administrative body in which such Indemnified Person may be or may have been involved, as a party or otherwise, or with which such Indemnified Person may be or may have been threatened, while acting as such Indemnified Person, provided
                                                                      --------
that no indemnity shall be payable hereunder against any liability incurred by such Indemnified Person by reason of gross negligence, fraud, willful violation of the law, willful violation of this Agreement, reckless disregard of the duties of such Indemnified Person or with respect to any matter as to which such Indemnified Person shall have been adjudicated not to have acted in good faith, and provided further that as to any action, suit or other proceeding disposed of
    --------
by settlement or a compromise payment, pursuant to a consent decree or otherwise, no indemnification (whether for such payment or for any other Claim) shall be provided unless there has been a determination that such compromise is in or not opposed to the best interests of the Partnership and that such Indemnified Person has acted in good faith and did not involve gross negligence, fraud, willful violation of the law, willful violation of this Agreement or reckless disregard of the duties of such Indemnified Person.

          7.3  Advance of Expenses.  Expenses incurred by an Indemnified Person
               -------------------
in defense or settlement of any Claim that may be subject to a right of indemnification hereunder may be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified by the Partnership.

          7.4  Non-Exclusivity.  The right of any Indemnified Person to the
               ---------------
indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person's successors, assigns and legal representatives.

          7.5  Satisfaction from Partnership Assets.  All judgments against the
               ------------------------------------
Partnership or an Indemnified Person, in respect of which such Indemnified Person is entitled to indemnification, shall first be satisfied from Partnership assets before the Indemnified Person is responsible therefor.

          7.6  Notices of Claims, etc.  Promptly after receipt by an Indemnified
               -----------------------
Person of notice of the commencement of any action or proceeding or threatened action or proceeding involving a Claim referred to in this Article VII, such Indemnified Person will, if a claim for indemnification in respect thereof is to be made against the Partnership, give written notice to the Partnership of the commencement of such action, provided that the failure of any Indemnified Person
                             --------
to give notice as provided herein shall not relieve the Partnership of its obligations under this Article VII, except to the extent that the Partnership is actually prejudiced by such failure to give notice. Each such Indemnified Person shall keep the General Partners apprised of the progress of any such proceeding.

          7.7  Exculpation and Indemnification of Manager. Notwithstanding the
               ------------------------------------------
foregoing provisions of this Article VII, the liability of the Manager to the Partnership and the Partnership's obligation to indemnify the Manager acting solely in its capacity as Manager with respect to any action or inaction in connection with the performance of the services and duties contemplated by the Management Agreements shall be governed by the provisions of the Management Agreements. For purposes of this Section 7.7, the Manager shall include its officers, directors, employees and affiliates.


                                  Article VII
                                  -----------

                          Dissolution and Liquidation
                          ---------------------------

          8.1  Events of Dissolution; Accounting.  (a)  The Partnership shall
               ---------------------------------
dissolve upon the earliest to occur of the events described in Section 1.6.

          (b) In the event of the dissolution and liquidation of the Partnership, a proper accounting shall be made of the Capital Account of each Partner and of the Net Profits or Net Losses of the Partnership from the date of the last previous accounting to the date of dissolution. Financial statements presenting such accounting shall be audited and shall include a report of a nationally recognized accounting firm.

          8.2  Liquidating Trustee.  Upon the dissolution and liquidation of the
               -------------------
Partnership's business for any reason, the General Partners shall act as liquidating trustees, or, if there shall then be no General Partner, the Limited Partners may elect a liquidating trustee. The liquidating trustee(s) shall have full power to sell, assign and encumber Partnership assets.

          8.3  Distribution in Liquidation.  In the event of the termination of
               ---------------------------
the Partnership pursuant to this Article VIII or for any other reason, the Partnership assets shall be liquidated. The proceeds of such liquidation shall be distributed as follows:

          (a)  first, to the payment of the expenses of the liquidation;

          (b)  second, to the (i) payment of creditors of the Partnership and
                               -
     (ii) establishment of reserves to provide for contingent liabilities, if
      --
     any, in the order of priority as provided by law;

          (c) third, to each Partner whose Preferred Capital Account balance shall be greater than zero (determined after all adjustments for the Fiscal Period in which such dissolution occurs) to the extent of such positive balance in accordance with the priorities set forth in Sections 3.9(b)(i) and (ii);

          (d) fourth, to each Partner whose Ordinary Capital Account balance shall be greater than zero (as such Ordinary Capital Account has been adjusted pursuant to Section 2.7, after giving effect to allocations pursuant to Article III) to the extent of such positive balance in the ratio which its respective Ordinary Capital Account balance bears to all such positive Ordinary Capital Account balances; and

          (e) thereafter, to the Partners in accordance with their Percentage Interests at the time of liquidation.

          Payments to Partners described in subsections (a) through (e) above may be made in cash or in kind if so determined by the General Partners or a liquidating trustee appointed pursuant to Section 8.2. Any distributions to Partners upon liquidation shall be made by the end of the taxable year in which the liquidation of the Partnership occurs (or, if later, within 90 days after the date of such liquidation).


                                  Article IX
                                  ----------

                               Power of Attorney
                               -----------------

          Concurrently with the execution of this Agreement, each Limited Partner hereby appoints the General Partners as its true and lawful attorneys coupled with an interest, in its name, place and stead to sign, execute, acknowledge, swear to and file any and all documents which in the reasonable discretion of such attorneys are required to be signed, executed, acknowledged, sworn to or filed by each Limited Partner to discharge the purposes of the Partnership as hereinabove stated. Without limitation, among the documents which the General Partners may execute on behalf of each Limited Partner shall be a Certificate of Limited Partnership and all amendments thereto required by applicable law or by the provisions of this Agreement.


                                   Article X
                                   ---------

                                 Construction
                                 ------------

          10.1  Headings.  The headings, titles and subtitles herein are
                --------
inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

          10.2  Notices.  All notices, requests, demands, letters, waivers and
                -------
other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered
                                                                    -
personally, (b) mailed, by certified or registered mail with postage prepaid,
             -
(c) sent by next-day or overnight mail or delivery or (d) transmitted by
 -                                                     -
telecopy or telegram, as follows:


     (i)  If to the General Partners, to each of them:

          c/o Charter Communications, Inc.
          12444 Powerscourt Drive
          Suite 400
          St. Louis, Missouri 63131
          Attention:  Jerald L. Kent

          with a copy to:

          Kelso & Company
          350 Park Avenue, 21st Floor
          New York, New York  10022
          Attention:  James J. Connors, II, Esq.

          Paul, Hastings, Janofsky & Walker
          399 Park Avenue
          New York, New York  10022
          Attention:  Neil A. Torpey, Esq.

          Debevoise & Plimpton
          875 Third Avenue
          New York, New York  10022
          Attention:  Richard D. Bohm, Esq.

     (ii) If to the Limited Partners, to each of them:

          c/o Charter Communications, Inc.
          12444 Powerscourt Drive
          Suite 400
          St. Louis, Missouri 63131
          Attention:  Jerald L. Kent

          with a copy to:

          Kelso & Company
          350 Park Avenue, 21st Floor
          New York, New York  10022
          Attention:  James J. Connors, II, Esq.

          Paul, Hastings, Janofsky & Walker
          399 Park Avenue
          New York, New York  10022
          Attention:  Neil A. Torpey, Esq.

          Debevoise & Plimpton
          875 Third Avenue
          New York, New York  10022
          Attention:  Richard D. Bohm, Esq.

or to such other person or address as any party shall specify by notice in writing to the other Partners. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by
                                                                        -
personal delivery on the day after such delivery, (x) if by certified or
                                                   -
registered mail, on the fifth business day after the mailing thereof, (y) if by
                                                                       -
next-day or overnight mail or delivery, on the day delivered or (z) if by
                                                                 -
telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

          10.3  Governing Law.  This Agreement, and its validity, construction
                -------------
and performance, shall be governed by the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

          10.4  Entire Understanding and Amendment.  This Agreement embodies the
                ----------------------------------
entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings among the parties hereto relating to the subject matter contained herein, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter. This Agreement may be amended or modified with the written consent of the General Partners. Notwithstanding the foregoing, this Agreement may not be amended or modified without the prior written consent of all of the General Partners, which consent may be granted or withheld in their sole discretion, and, if in the judgment of the General Partners such amendment or modification would materially and adversely affect the rights of a Limited Partner, a Majority in Interest.

          10.5  Miscellaneous.  Except as provided in Article V, this Agreement
                -------------
may not be assigned or transferred by operation of law or otherwise. This Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder. If any provision of this Agreement or the application thereof to any person or circumstance shall be prohibited by or invalid under applicable law, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.


                                  Article XI
                                  ----------

                                  Definitions
                                  -----------

          As used in this Agreement and the Schedules hereto, the following terms shall have the following meanings:

          Act: as defined in Section 1.1 of this Agreement.
          ---

          Adjusted Capital Account:  means, with respect to any Partner, as of
          ------------------------
the end of any Fiscal Year, such Partner's Capital Account balance (whether positive or negative) as of the end of such Fiscal Year, (i) increased by the
                                                          -  ---------
sum of (A) such Partner's share of Partnership Minimum Gain and (B) any amount
        -                                                        -
for which such Partner is personally liable with respect to liabilities of the Partnership as of the end of such Fiscal Year (except to the extent that such amount would duplicate the amount of any increase under clause (A) above) and

(ii) decreased by such Partner's share of the reasonably expected net
---  ---------
allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          Adjustment Date:  means (a) the close of business on the last day of
          ---------------          -
each Fiscal Year of the Partnership, (b) the day before the effective date of
                                      -
the admission
of any additional Partner to the Partnership, (c) the day before any
                                               -
distribution is made by the Partnership or (d) any other date selected by the
                                            -
General Partners, in their reasonable discretion, for an interim closing of the Partnership books. For purposes of this definition, the day before the date of this Agreement shall be considered an Adjustment Date.

          CAC:  as defined in the first paragraph of this Agreement.
          ---

          Capital Account:  as defined in Section 2.6 of this Agreement.
          ---------------

          CCE I, L.P.:  means Charter Communications Entertainment I, L.P., a
          -----------
Delaware limited partnership.

          CCE II, L.P.:  means Charter Communications Entertainment II, L.P., a
          ------------
Delaware limited partnership.

          CCE II Loan Agreement:  means the Loan Agreement, dated as of
          ---------------------
September 29, 1995, among CCE II, L.P., Chemical Bank as Documentation Agent, and Nationsbank of Texas, N.A., as Administrative Agent, and the lenders named therein, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof.

          CCT:  as defined in the first paragraph of this Agreement.
          ---

          Cencom Cable:  means Cencom Cable Entertainment, Inc., a Delaware
          ------------
corporation.

          Cencom Loan Agreement:  means the Senior Subordinated Loan Agreement,
          ---------------------
dated as of September 29, 1995, between CCT and Cencom Cable Television, Inc., including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof.

          Claims:  as defined in Section 7.2 of this Agreement.
          ------

          Code:  means the Internal Revenue Code of 1986, as amended.
          ----

          Deficit:  as defined in Section 3.2 of this Agreement.
          -------

          Fiscal Period:  means a period beginning on the day following any
          -------------
Adjustment Date and ending on the next succeeding Adjustment Date.

          Fiscal Year:  means a year beginning on January 1 of one calendar year
          -----------
and ending on December 31 of the same calendar year, provided, however, that the
                                                     --------  -------
term "Fiscal Year" shall mean with respect to the Partnership's first period of operations the period commencing on the date hereof and ending on December 31 of the same calendar year.

          General Partners:  as defined in the first paragraph of this
          ----------------
Agreement.

          Hallmark Loan Agreement:  means the Senior Subordinated Loan
          -----------------------
Agreement, dated as of January 18, 1995, between CCA Holdings Corp. and H C Crown Corp., including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof.

          Indebtedness:  means any indebtedness, whether or not for money
          ------------
borrowed, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof, directly or indirectly created, incurred or assumed by any entity, including, without limitation, indebtedness arising under or pursuant to the TD Loan Agreement, the Hallmark Loan Agreement, the CCE II Loan Agreement and the Cencom Loan Agreement.

          Indemnified Party:  as defined in Section 7.1 of this Agreement.
          -----------------

          IPO:  as defined in Article VI of this Agreement.
          ---

          Limited Partners:  as defined in the first paragraph of this
          ----------------
Agreement.

          Majority in Interest:  means a majority in interest of the Limited
          --------------------
Partners, based on their Percentage Interests.

          Management Agreements:  means (i) the Amended and Restated Management
          ---------------------          -
Agreement, dated as of September 29, 1995, as the same shall be amended from time to time, between CCE I, L.P. and the Manager and (ii) the Management
                                                       --
Agreement, dated as of September 29, 1995, as the same shall be amended from time to time, between CCE II, L.P. and the Manager.

          Manager:  means Charter Communications, Inc., a Delaware corporation,
          -------
or any successor manager approved by the unanimous consent of the General Partners.

          Minimum Gain Attributable to Partner Nonrecourse Debt:  means that
          -----------------------------------------------------
amount determined in accordance with the principles of Treasury Regulations
Section 1.704-2(i)(3), (4) and (5).

          Net Profits and Losses:  means, for any Fiscal Period, (a) the
          ----------------------                                  -
Partnership's share of the net income and net loss for such Fiscal Period of each Subsidiary that is a partnership for federal income tax purposes, as determined in accordance with the operating agreement for such Subsidiary, and

(b) in the case of any other item, the net income or net loss of the Partnership
 -
for such Fiscal Period, including any items that are separately stated for purposes of Section 702(a) of the Code, as determined in accordance with federal income tax accounting principles with the following adjustments:

          (i) any income of the Partnership that is exempt from federal income tax shall be included as income;

         (ii) any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(1) shall be treated as current expenses;

        (iii)  no effect shall be given to any adjustments made pursuant to
     Section 734 or Section 743 of the Code;

         (iv) the basis of property contributed to the Partnership shall initially be treated as equal to the agreed upon valuation of such property as reflected on Schedule A hereto and all gain, loss, depreciation and amortization on such property shall be determined based on such agreed upon value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);

          (v) if the Partnership distributes any property in kind, the Partnership shall be deemed to have sold such property for its fair market value immediately before such distribution and the proceeds of such deemed sale shall be deemed to have been distributed to the Partners for all purposes of this Agreement; and

         (vi) notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Sections 3.2 through 3.8 shall not be taken into account.

          Newco:  as defined in Article VI of this Agreement.
          -----

          Nonrecourse Deductions:  has the meaning set forth in Treasury
          ----------------------
Regulations Section 1.704-2(b)(1).

          Nonrecourse Liability:  has the meaning set forth in Treasury
          ---------------------
Regulations Section 1.704-2(b)(3).

          Ordinary Capital Account:  as described in Section 2.6 of this
          ------------------------
Agreement.

          Partially Adjusted Capital Account: shall mean, with respect to any
          ----------------------------------
Partner and any Adjustment Date, the Capital Account of such Partner as of the beginning of the Fiscal Year ending on such Adjustment Date, adjusted as set forth in Section 2.7 for all Capital Contributions and distributions during such Fiscal Year and for any special allocations pursuant to Sections 3.2 through 3.7 but before giving effect to any allocations of Net Profit or Net Loss for such Fiscal Year pursuant to Section 3.1.

          Partner Nonrecourse Debt:  means debt of the Partnership within the
          ------------------------
meaning of Treasury Regulations Section 1.704-2(b)(4).

          Partner Nonrecourse Deductions:  has the meaning set forth in Treasury
          ------------------------------
Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

          Partners:  means the General Partners and the Limited Partners.
          --------

          Partnership:  as defined in Section 1.1 of this Agreement.
          -----------

          Partnership Minimum Gain:  has the meaning set forth in Sections
          ------------------------
1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

          Percentage Interest:  means each Partner's proportionate share of the
          -------------------
Net Profits or Net Losses of the Partnership, as set forth in Schedule A hereto.

          Permitted Expenses:  means, to the extent permitted pursuant to any
          ------------------
instrument or agreement constituting Indebtedness, general and administrative expenses, all U.S. federal and state income taxes, state franchise taxes, accounting fees, fees and expenses of technical and other consultants, and fees and expenses of other professionals of the Partnership, the General Partners and Cencom Cable, including, without limitation, those fees and expenses due and payable under the Management Agreements.

          Preferred Capital Account:  as defined in Section 2.6 of this
          -------------------------
Agreement.

          Preferred Return:  means, for any Fiscal Period, (i) in the case of
          ----------------                                  -
CAC or Cencom Cable, as the case may be, the product of (x) the interest
                                                         -
accruing during such Fiscal Period under the Hallmark Loan Agreement and (y) a
                                                                          -
fraction, the numerator of which is the positive Preferred Capital Account balance of CAC or Cencom Cable, as the case may be, and the denominator of which is the sum of the positive Preferred Capital Account balances of CAC and Cencom Cable and (ii), in the case of CCT, the interest accruing during such period
           --
under the Cencom Loan Agreement.

          Subsidiaries:  means CCE I and CCE II and any other corporation,
          ------------
partnership, limited liability company or other entity of which the Partnership owns, directly or indirectly, more than 50% of the equity.

          Target Capital Account: shall mean, with respect to any Partner and
          ----------------------
any Adjustment Date, an amount (which may be either a positive or a deficit balance) equal to the amount such Partner would receive as a distribution if all assets of the Partnership as of such Adjustment Date were sold for cash equal to the Partnership's gross book values of such assets, all Partnership liabilities were satisfied to the extent required by their terms and the net proceeds were distributed pursuant to Section 3.9.

          TD Loan Agreement:  means the Amended and Restated Loan Agreement,
          -----------------
dated as of September 29, 1995, among CCE I, L.P., Toronto Dominion (Texas), Inc. as documentation agent and managing agent and the other banks signatory thereto, including any amendment, renewal, extension, substitution, refinancing, replacement or other modification thereof.

          Treasury Regulations:  means the Regulations of the Treasury
          --------------------
Department of the United States issued pursuant to the Code.

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.



GENERAL PARTNERS:                            LIMITED PARTNERS:


CCA ACQUISITION CORP.                        CCT HOLDINGS CORP.


By/s/ Theodore W. Browne, II                 By/s/ Theodore W. Browne, II
  --------------------------                   --------------------------
  Executive Vice President                     Executive Vice President


CCT HOLDINGS CORP.                           CCA ACQUISITION CORP.



By/s/ Theodore W. Browne, II                 By/s/ Theodore W. Browne, II
  --------------------------                   --------------------------
  Executive Vice President                     Executive Vice President



                                             CENCOM CABLE ENTERTAINMENT, INC.



                                             By/s/ Theodore W. Browne, II
                                               --------------------------
                                               Executive Vice President

                                                                      SCHEDULE A

                                General Partner
                                ---------------

                                                    Initial        Initial
                                    Initial         Ordinary      Preferred
                  Percentage        Capital         Capital        Capital
     Partner       Interest       Contribution      Account        Account
     -------       --------       ------------      -------        -------
 CCA                  1%
Acquisition
Corp.

CCT Holdings
Corp.                 1%


                                Limited Partner
                                ---------------

                                                    Initial        Initial
                                    Initial         Ordinary      Preferred
                  Percentage        Capital         Capital        Capital
     Partner       Interest       Contribution      Account        Account
     -------       --------       ------------      -------        -------
CCA
Acquisition
Corp.                 21%

Cencom Cable
Entertainment,
Inc.                  33%

CCT Holdings
Corp.                 44%